Exhibit 10.2
JO-ANN STORES, INC.
LIST OF EXECUTIVE OFFICERS WHO PARTICIPATE IN THE REGISTRANT’S 1979
SUPPLEMENTAL RETIREMENT BENEFIT PLAN, AS AMENDED
     David Holmberg